UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 16, 2011

Vertro, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

143 Varick Street
New York, New York 10013
(212) 231-2000
(Address, including zip code, and telephone number
including area code of Registrant's
principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 16, 2011, Vertro, Inc. (“Vertro”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Inuvo, Inc., a Nevada corporation (“Inuvo”), and Anhinga Merger Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Inuvo (“Merger Sub”). Pursuant to the terms of the Merger Agreement, the Merger Sub will merge with and into Vertro, and Vertro will be the surviving corporation and a wholly owned subsidiary of Inuvo (the “Merger”). Inuvo's board of directors and Vertro's board of directors have approved the Merger Agreement and have recommended that the stockholders of Inuvo and Vertro, respectively, approve the Merger.

Pursuant to the terms of the Merger Agreement, upon the closing of the Merger, each share of Vertro common stock, par value $0.005 per share (“Vertro Common Stock”), that is outstanding at such time will be cancelled and converted into the right to receive 1.546 shares of Inuvo's common stock, par value $0.001 per share (“Inuvo Common Stock”). Options to purchase Vertro Common Stock and restricted stock units, to the extent not vested as a result of a change of control, based on Vertro Common Stock will be converted into and become, respectively, options to purchase Inuvo Common Stock and restricted stock units based on Inuvo Common Stock, in each case on terms substantially identical to those in effect immediately prior to the effective time of the Merger, in accordance with the 1.546 exchange ratio.

The parties have made customary representations and warranties and agreed to customary covenants in the Merger Agreement. The Merger is subject to receipt of financing from Bridge Bank, N.A. or acceptable alternative financing.

The consummation of the Merger is conditioned upon, among other things, approval of the holders of a majority of the outstanding shares of Vertro Common Stock and approval of the holders of a majority of the outstanding shares of Inuvo Common Stock. Subject to the satisfaction of these conditions, Vertro anticipates that the Merger will close in the fourth quarter of 2011 or the first quarter of 2012.

Inuvo and Vertro have agreed not to solicit, initiate, seek, or knowingly encourage the making of any proposal or offer with respect to certain specified acquisition proposals. The Merger Agreement may be terminated under certain circumstances, including by Inuvo or Vertro if, among other requirements, the terminating party has received certain specified superior offers, has not violated its obligations under the Merger Agreement with respect to any superior offer, and pays a termination fee of $500,000.

Prior to the closing of the Merger, Inuvo will increase the size of its board of directors to seven members, at least three of which members will have served on the board of directors of Inuvo prior to the Merger and at least three of which members will have served on the board of directors of Vertro prior to the Merger.

A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and incorporated herein by reference. The description of certain terms of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement and: (i) may be intended not as statements of fact but rather as a way of allocating risk among the parties if those statements prove to be inaccurate; (ii) have been qualified by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement; (iii) may apply materiality standards that are different from what may be viewed as material to investors; and (iv) were made only as of the date of the Merger Agreement or such other dates as may be specified in the Merger Agreement and are subject to more recent developments. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the parties have exchanged, which have been omitted from the exhibit hereto pursuant to Item 601(b)(2) of Regulation S-K. Accordingly, these representations and warranties should not be relied upon as characterizations of the actual state of facts or affairs on the date they were made or at any other time.

Item 8.01    Other Events.
On October 17, 2011, Inuvo and Vertro issued a joint press release. A copy of the joint press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Additional information will be filed with the Securities and Exchange Commission

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed Merger between Inuvo and Vertro will be submitted to the respective stockholders of Inuvo and Vertro for their consideration. In connection with the proposed Merger, Inuvo intends to file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 that will include a joint proxy statement of Inuvo and Vertro that also constitutes a prospectus of Inuvo. The joint proxy statement/prospectus will describe the planned meeting of each of Inuvo's and Vertro's stockholders and the registration of the securities of Inuvo to be issued in the Merger. The joint proxy statement/prospectus will contain important information about Inuvo, Vertro, the proposed Merger and related matters. Inuvo and Vertro will mail the joint proxy statement/prospectus to their respective stockholders. INVESTORS AND SECURITY HOLDERS OF INUVO AND VERTRO ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of all documents filed with the SEC, including by Inuvo and Vertro, when they become available, through the website maintained by the SEC at www.sec.gov. Inuvo and Vertro make available free of charge at www.inuvo.com and www.vertro.com, respectively (in the “Investors” section and the “Financial Information” section, respectively), copies of materials they file with, or furnish to, the SEC, or investors and stockholders may contact Inuvo at (727) 324-0211 or Vertro at (646) 253-0606 to receive copies of documents that each company files with or furnishes to the SEC.

Participants in the Merger Solicitation

Inuvo, Vertro, and certain of their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Inuvo and Vertro in connection with the proposed transaction. Information about the directors and executive officers of Inuvo is set forth in its proxy statement for its 2011 annual meeting of stockholders, which was filed with the SEC on May 2, 2011. Information about the directors and executive officers of Vertro is set forth in its proxy statement for its 2011 annual meeting of stockholders, which was filed with the SEC on April 29, 2011. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Inuvo's and Vertro's current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Inuvo's and Vertro's expectations with respect to the synergies, costs, efficiencies, and other anticipated financial impacts of the proposed transaction; future financial and operating results of the combined company; the combined company's plans, objectives, expectations and intentions with respect to future operations; approval of the proposed transaction by stockholders; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Inuvo and Vertro and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive required stockholder approvals, the taking of governmental action (including the passage of legislation) to block the transaction, or the failure to satisfy other closing conditions, and the possibility of adverse publicity or litigation, including an adverse outcome thereof and the costs and expenses associated therewith.

Additional information concerning other risk factors is contained in Inuvo's and Vertro's most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. All subsequent written and oral forward-looking statements concerning Inuvo, Vertro, the proposed transaction or other matters and attributable to Inuvo or Vertro or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Neither Inuvo nor Vertro undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.            Description

2.1*	Agreement and Plan of Merger dated October 16, 2011, by and between Inuvo, Inc., Anhinga Merger Subsidiary, Inc. and Vertro, Inc.

99.1	Joint Press release dated October 17, 2011

________________________________________________

*	Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Vertro agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertro, Inc.

Date: October 17, 2011	By:	/s/ John B. Pisaris
John B. Pisaris
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.                    Description

2.1*	Agreement and Plan of Merger dated October 16, 2011, by and between Inuvo, Inc., Anhinga Merger Subsidiary, Inc. and Vertro, Inc.

99.1	Joint Press Release, dated October 17, 2011

*	Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Vertro agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.